UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2018

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
00-000000
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02 Results of Operations and Financial Condition.

On December 14, 2018 (the "Closing Date"), AzurRx BioPharma, Inc. (the "Company"), closed the transactions contemplated by the asset sale and purchase agreement (the "Purchase Agreement") between the Company, Protea Biosciences Group, Inc. and its wholly owned subsidiary, Protea Biosciences, Inc. (the "Protea"), and as previously disclosed by the Company in the Current Report on Form 8-K filed on December 13, 2018.

In accordance with the terms and conditions of the Purchase Agreement, the Company purchased from Protea the rights to any milestone payments, royalty payments, and transaction value consideration due from the Company to the Protea now or in the future, arising from that certain Stock Purchase and Sale Agreement dated May 21, 2014 between the Company and the Protea (the "Purchased Assets"), for a purchase price of $1,550,000 (the "Purchase Price"). $250,000 of the Purchase Price was paid by the Company in cash, and the remaining $1,300,000 was paid by the issuance of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a price of $1.77 per share, a price per share that was $0.01 higher than the closing price of the Company's Common Stock on the Closing Date, as reported on the Nasdaq Capital Market, resulting in the issuance of 734,463 shares of Common Stock to Protea.

Protea previously filed for Chapter 11 protection under the United States Bankruptcy Code on December 1, 2017. On November 27, 2018, the Company participated in a bankruptcy auction for the Purchased Assets and was chosen as the winning bidder at the conclusion of the auction. On December 10, 2018, the transaction was approved by Judge Patrick J. Flatley of the United States Bankruptcy Court for the Northern District of West Virginia.

The foregoing description of the Purchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full context of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 13, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 above.

The issuance of the shares of Common Stock by the Company to Protea was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act. The shares have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Item 8.01 Other Events.

On December 19, 2018, the Company issued a press release announcing the initiation of OPTION, the Company's Phase IIb clinical trial to investigate MS1819-SD in cystic fibrosis patients with exocrine pancreatic insufficiency. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 8.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   December 20, 2018
By:	/s/ Johan M. Spoor

Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by AzurRx Biopharma, Inc., dated December 19, 2018